AMENDMENT NO. [16]

TO

SUB-ADVISORY CONTRACT

This Amendment dated as of [November     , 2017], amends the Sub-Advisory Contract (the “Contract”) between Invesco Advisers, Inc. (the “Advisor”) and Invesco PowerShares Capital Management LLC (the “Sub-Advisor”).

WHEREAS, the parties agree to amend the Contract to add Invesco Target Date 2015 Fund, Invesco Target Date 2020 Fund, Invesco Target Date 2025 Fund, Invesco Target Date 2030 Fund, Invesco Target Date 2035 Fund, Invesco Target Date 2040 Fund, Invesco Target Date 2045 Fund, Invesco Target Date 2050 Fund, Invesco Target Date 2055 Fund, Invesco Target Date 2060 Fund, Invesco Target Date 2065 Fund, Invesco Target Date Retirement Now Fund, series portfolios of AIM Growth Series (Invesco Growth Series) and Invesco U.S. Managed Volatility Fund, a series portfolio of AIM Investment Funds (Invesco Investment Funds);

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.

The Contract is hereby amended to include the Funds listed on Exhibit A to the Contract as a recipient of the sub-advisory services by revising recital A) at the beginning of the Agreement to read as follows:

The Advisor has entered into an investment advisory agreement with AIM Counselor Series Trust (Invesco Counselor Series Trust) (“ACST”), AIM Funds Group (Invesco Funds Group) (“AFG”), AIM Growth Series (Invesco Growth Series) (“AGS”), AIM International Mutual Funds (Invesco International Mutual Funds) (“AIMF”), AIM Investment Funds (Invesco Investment Funds) (“AIF”), AIM Investment Securities Funds (Invesco Investment Securities Funds) (“AIS”), AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (“ATEF”), AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust) (“ATST”), AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (“AVIF”), Invesco Exchange Fund, Invesco Management Trust (“IMT”), Invesco Securities Trust (“IST”) and Short-Term Investments Trust (“STIT”) (collectively, the “Trusts”), open-end management investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), with respect the funds set forth in Exhibit A attached hereto (each a “Fund” and collectively, the “Funds”); and

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Advisor

By:

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

Sub-Advisor

By:

Name:	Dan Draper

Title:	Managing Director – Invesco PowerShares Global ETFs

EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco Equally-Weighted S&P 500 Fund

Invesco Floating Rate Fund

Invesco Pennsylvania Tax Free Income Fund

Invesco Short Duration High Yield Municipal Fund

Invesco Strategic Real Return Fund

AIM Funds Group (Invesco Funds Group)

Invesco European Small Company Fund

Invesco Small Cap Equity Fund

AIM Growth Series (Invesco Growth Series)

Invesco Alternative Strategies Fund

Invesco Balanced-Risk Retirement Now Fund

Invesco Convertible Securities Fund

Invesco Multi-Asset Inflation Fund

Invesco Quality Income Fund

Invesco Small Cap Growth Fund

Invesco Target Date 2015 Fund

Invesco Target Date 2020 Fund

Invesco Target Date 2025 Fund

Invesco Target Date 2030 Fund

Invesco Target Date 2035 Fund

Invesco Target Date 2040 Fund

Invesco Target Date 2045 Fund

Invesco Target Date 2050 Fund

Invesco Target Date 2055 Fund

Invesco Target Date 2060 Fund

Invesco Target Date 2065 Fund

Invesco Target Date Retirement Now Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco European Growth Fund

Invesco Global Opportunities Fund

Invesco Global Responsibility Equity Fund

Invesco International Companies Fund

Invesco International Core Equity Fund

Invesco International Growth Fund

Invesco Select Opportunities Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco All Cap Market Neutral Fund

Invesco Balanced-Risk Allocation Fund

Invesco Balanced-Risk Commodity Strategy Fund

Invesco Developing Markets Fund

Invesco Emerging Markets Equity Fund

Invesco Emerging Markets Flexible Bond Fund

Invesco Endeavor Fund

Invesco Global Infrastructure Fund

Invesco Global Market Neutral Fund

Invesco Global Targeted Returns Fund

Invesco Long/Short Equity Fund

Invesco Low Volatility Emerging Markets Fund

Invesco Macro Allocation Strategy Fund

Invesco MLP Fund

Invesco Multi-Asset Income Fund

Invesco U.S. Managed Volatility Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco Global Real Estate Fund

Invesco High Yield Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco High Yield Municipal Fund

Invesco Intermediate Term Municipal Income Fund

Invesco Limited Term Municipal Income Fund

Invesco Municipal Income Fund

Invesco Tax-Exempt Cash Fund

AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust)

Premier Portfolio

Premier Tax-Exempt Portfolio

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Comstock Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. Global Core Equity Fund

Invesco V.I. Global Health Care Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Government Money Market Fund

Invesco V.I. Government Securities Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. High Yield Fund

Invesco V.I. International Growth Fund

Invesco V.I. Managed Volatility Fund

Invesco V.I. Mid Cap Core Equity Fund

Invesco V.I. Mid Cap Growth Fund

Invesco V.I. S&P 500 Index Fund

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. Value Opportunities Fund

Invesco Exchange Fund

Invesco Management Trust

Invesco Conservative Income Fund

Invesco Securities Trust

Invesco Balanced-Risk Aggressive Allocation Fund

Short-Term Investments Trust

Government & Agency Portfolio

Tax-Free Cash Reserve Portfolio

Treasury Obligations Portfolio